Company Contact:
Mr. Y. Tristan Kuo
Chief Financial Officer
China Biologic Products, Inc.
Tel: +86-538-6202206
Email: IR@chinabiologic.com
www.chinabiologic.com

FOR IMMEDIATE RELEASE

China Biologic To Open Plasma Collection Station in Shandong Province

TAI'AN, China, July 11, 2011 /PRNewswire-Asia-FirstCall/ -- China Biologic Products, Inc. (Nasdaq: CBPO, “China Biologic” or the “Company”), one of the leading plasma-based biopharmaceutical companies in the People's Republic of China, today announced that it has received the permit from the Shandong Province Health Department for the newly built plasma collection station in Ningyang County, Shandong Province, and expects to begin commercial plasma collection at the Ningyang station on July 12, 2011.

The Company received approval to build two new plasma collection stations in Yishui and Ningyang Counties in May 2010. The Yishui station began collecting plasma in December 2010. With the opening of the Ningyang station, China Biologic owns seven of the eight plasma collection stations in Shandong Province.

“We are very pleased to begin operating tomorrow at our new Ningyang collection station in Shandong Province,” said Mr. Chao Ming Zhao, Chief Executive Officer of China Biologic. “The Ningyang and Yishui stations have a combined designed annual capacity of about 80 metric tons of plasma. We expect to increase the volume of plasma collected there until we are at or near the designed annual capacity for those two stations, which we believe is likely to occur in 2014.”

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi'an Huitian Blood Products Co., Ltd., is currently one of the leading plasma-based biopharmaceutical companies in China. The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company's plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company's website http://www.chinabiologic.com for additional information.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the ability of its two new stations in Shandong Province to operate at sufficient levels to increase their plasma collection volume to 80 metric tons in 2014; to achieve its commercial objectives, including its ability to operate its plasma stations at optimal capacity and continue increasing its market share in China; the business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov and on the Company’s website at http://www.chinabiologic.com.

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